AMENDMENT

This Amendment (“Amendment”) to the May 8, 2014 Agency Services Agreement between JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and J.P. Morgan Exchange-Traded Fund Trust, severally and on behalf of each of the portfolios listed on Exhibit A, as amended (the “Principal Agreement”), is entered into as of March 10, 2021 (the “Effective Date”).

WHEREAS the parties hereto (the “Parties”) entered into the Principal Agreement pursuant to which J.P. Morgan was appointed to provide certain agency services; and the Parties now wish to amend the Principal Agreement, as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

1.	Definitions. Terms defined in the Principal Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Principal Agreement shall be amended as follows:

(A)	Exhibit A of the Principal Agreement is hereby replaced in its entirety by Exhibit A to this Amendment (as attached).

(B)

As modified and amended hereby, the Parties hereby ratify, approve and confirm the Principal Agreement in all respects, and save as varied by this Amendment, the Principal Agreement shall remain in full force and effect.

3.

Representations. Each Party represents to the other Parties that all representations contained in the Principal Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each Party, as the case may be, on the date of this Amendment.

4.

Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitute the whole agreement between the Parties relating to their subject matter and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the Parties.

5.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each Party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by each Party.

6.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

7.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date set out above.

J.P. Morgan Exchange-Traded Fund Trust

By:

Name:
Title:

JPMorgan Chase Bank, N.A.

By:

Name:
Title:

EXHIBIT A

Agency Services Agreement

List of Funds

(Amended as of March 10, 2021)

Name
JPMorgan Diversified Return International Equity ETF
JPMorgan Diversified Return Emerging Markets Equity ETF
JPMorgan Diversified Return U.S. Equity ETF
JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPMorgan High Yield Research Enhanced ETF
JPMorgan Diversified Return U.S. Small Cap Equity ETF
JPMorgan International Bond Opportunities ETF
JPMorgan Ultra-Short Income ETF
JPMorgan U.S. Dividend ETF
JPMorgan U.S. Minimum Volatility ETF
JPMorgan U.S. Momentum Factor ETF
JPMorgan U.S. Quality Factor ETF
JPMorgan U.S. Value Factor ETF
JPMorgan USD Emerging Markets Sovereign Bond ETF
JPMorgan BetaBuilders Developed Asia ex-Japan ETF
JPMorgan BetaBuilders Canada ETF
JPMorgan BetaBuilders Europe ETF
JPMorgan BetaBuilders Japan ETF
JPMorgan BetaBuilders MSCI US REIT ETF
JPMorgan Corporate Bond Research Enhanced ETF
JPMorgan Municipal ETF
JPMorgan Ultra-Short Municipal ETF
JPMorgan U.S. Aggregate Bond ETF
JPMorgan BetaBuilders 1-5 Year U.S. Aggregate Bond ETF
JPMorgan BetaBuilders U.S. Equity ETF
JPMorgan Core Plus Bond ETF
JPMorgan BetaBuilders U.S. Mid Cap Equity ETF
JPMorgan Equity Premium Income ETF
JPMorgan International Growth ETF
JPMorgan Large Cap Growth ETF
JPMorgan BetaBuilders U.S. Small Cap Equity ETF
JPMorgan Carbon Transition U.S. Equity ETF
JPMorgan Short Duration Core Plus ETF
JPMorgan Emerging Markets Equity Core ETF
JPMorgan International Equity Core ETF
JPMorgan U.S. Large Cap Equity Core ETF